                                                                     EXHIBIT 2.4



                             SHAREHOLDER AGREEMENT

                                     Among

                               VAIL RESORTS, INC.

                              RALSTON FOODS, INC.

                                      AND

                           APOLLO SKI PARTNERS, L.P.



                                January 3, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                               Page
                                                                               ----

ARTICLE I - DEFINITIONS 1

ARTICLE II - STANDSTILL AND VOTING PROVISIONS...............................     6
Section 2.1.          Standstill Covenants..................................     6
     Section 2.2.            Acquisition of Vail Securities.................     8
     Section 2.3.            Voting of Vail Equity..........................     9
     Section 2.4.            Restrictions on Certain Transactions
                                 Prior to IPO...............................    10

ARTICLE III - TRANSFER OF VAIL EQUITY.......................................    10
     Section 3.1.            Restrictions on Transfer.......................    10
     Section 3.2.            Exceptions to Restrictions.....................    10
     Section 3.3.            Improper Transfer..............................    11
     Section 3.4.            Restrictive Legend.............................    12

ARTICLE IV - RIGHT OF FIRST OFFER...........................................    13
     Section 4.1.            Sales by Foods.................................    13

ARTICLE V - REGISTRATION....................................................    14
     Section 5.1.            Demand Registration............................    14
     Section 5.2.            Delay of Demand Registration...................    16
     Section 5.3.            Piggyback Registration.........................    17
     Section 5.4.            Delay of Piggyback Registration................    18
     Section 5.5.            Holdback Agreements............................    18
     Section 5.6.            Right to Purchase in Lieu of Registration......    19

ARTICLE VI - REGISTRATION EXPENSES..........................................    19
     Section 6.1.            Registration Expenses..........................    19

ARTICLE VII - REGISTRATION PROCEDURE........................................    20
     Section 7.1.            Shareholder Information........................    20
     Section 7.2.            Compliance.....................................    21
     Section 7.3.            Provision of Prospectuses......................    21
     Section 7.4.            Blue Sky Compliance............................    22
     Section 7.5.            Listing of Vail Equity.........................    22
     Section 7.6.            Stop Orders....................................    22

ARTICLE VIII - INDEMNIFICATION AND CONTRIBUTION.............................    23
     Section 8.1.            Indemnification................................    23
     Section 8.2.            Contribution...................................    27

ARTICLE IX - TAKE-ALONG RIGHTS..............................................    28
     Section 9.1.            Take-Along Rights..............................    28

ARTICLE X - INITIAL PUBLIC OFFERING.........................................    29
     Section 10.1.           IPO Commitment.................................    29


                                                                              Page
                                                                              ----
     Section 10.2.           Co-Manager......................................  29
     Section 10.3.           Foods Initiated IPO.............................  30

ARTICLE XI - ADDITIONAL COVENANTS............................................  30
     Section 11.1.           Maintain Listing or Quotation...................  30
     Section 11.2.           Board of Directors..............................  31
     Section 11.3.           No Inconsistent Agreements......................  31
     Section 11.4.           Rules 144 and 144A..............................  31
     Section 11.5.           Limitations on Holdings of Foods Associates.....  31

ARTICLE XII - MISCELLANEOUS..................................................  31
     Section 12.1.           Entire Agreement................................  31
     Section 12.2.           Headings and Captions...........................  31
     Section 12.3.           Choice of Law...................................  32
     Section 12.4.           Venue...........................................  32
     Section 12.5.           Notices.........................................  32
     Section 12.6.           Amendments......................................  33
     Section 12.7.           Extended Meanings...............................  33
     Section 12.8.           Successors and Assigns..........................  33
     Section 12.9.           Severability....................................  34
     Section 12.10.          Counterparts....................................  34
     Section 12.11.          Remedies Cumulative.............................  34
     Section 12.12.          Binding Agreement...............................  34
     Section 12.13.          Recapitalizations, Exchanges, Etc.,
                                Affecting Vail Securities....................  34
     Section 12.14.          Other Agreements................................  35
     Section 12.15.          Termination.....................................  35
     Section 12.16.          Enforcement.....................................  35
     Section 12.17.          Confidentiality.................................  36
     Section 12.18.          Fiduciary Accounts..............................  36

                             SHAREHOLDER AGREEMENT
                             ---------------------


          THIS SHAREHOLDER AGREEMENT, dated January 3, 1997 (the "Agreement"), is among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralston Foods, Inc., a Nevada corporation ("Foods"), and Apollo Ski Partners, L.P., a Delaware limited partnership ("Apollo") (Foods and Apollo and their respective legal representatives, successors and assigns are referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, pursuant to the Stock Purchase Agreement dated as of July 22, 1996, as amended (the "Purchase Agreement") by and among Vail, Foods and Ralston Resorts, Inc., a Colorado corporation ("Ralston"), Vail acquired all of the outstanding shares of capital stock of Ralston in exchange for 3,777,203 shares of Common Stock, par value $.01 per share, of Vail ("Vail Stock"); and

          WHEREAS, Apollo owns 1,325,669 shares of Vail Stock and 5,958,874 shares of Class A Common Stock, par value $.01 per share, of Vail ("Vail Class A Stock"); and

          WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the shares of Vail Equity (as hereinafter defined).

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, each of Vail and Foods agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, and unless the context requires a different meaning, the following terms (whether used in the singular or plural) have the meanings indicated herein. Any term used and not defined herein has the meaning set forth in the Purchase Agreement.

          "Affiliate" of a Person means any other Person that directly or
           ---------
indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

          "Apollo" has the meaning set forth above in the recitals to this
           ------
Agreement.

          "Apollo Option Period" has the meaning set forth in Section 4.1(c) of
           --------------------
this Agreement.

          "Associate" of a Person means any of such Person's directors,
           ---------
officers, shareholders, representatives, trustees, employees, attorneys, advisors or agents.

          "Business Day" means any day other than a Saturday, Sunday or legal
           ------------
holiday for commercial banks in New York City.

          "Change of Control" means any "person" or "group" (as such terms are
           -----------------
used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Apollo or one or more Affiliates of Appollo, becomes the beneficial owner of (i) more than 50% of the total outstanding Vail Securities or (ii) such number of Vail Securities which would allow such person or group to elect a majority of the Board of Directors of Vail.

          "Closing" means the closing of the transactions contemplated by the
           -------
Purchase Agreement.

          "Control" (including the terms "Controlling," "Controlled by" and
           -------
"under common Control with") means the possession of the power, directly or indirectly, (a) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (b) to direct or cause the direction of the management and policies of or with respect to the entity or assets in question, whether through ownership of securities, by contract or otherwise.

          "Demand Notice" has the meaning set forth in Section 5.1(a) of this
           -------------
Agreement.

          "Demand Registration" has the meaning set forth in Section 5.1(a) of
           -------------------
this Agreement.

          "Discussion Period" has the meaning set forth in Section 10.3(b) of
           -----------------
this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations thereunder.

          "First Option" has the meaning set forth in Section 4.1(b) of this
           ------------
Agreement.

          "Foods" has the meaning set forth above in the recitals to this
           -----
Agreement.

          "Foods Initiated IPO" has the meaning set forth in Section 10.3(b) of
           -------------------
this Agreement.

          "Foods Notice" has the meaning set forth in Section 10.3(b) of this
           ------------
Agreement.

          "GAAP" means accounting principles which are (a) consistent with the
           ----
principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect from time to time and (b) applied on a basis consistent with prior periods.

          "Group" means any group of Persons within the meaning of Section
           -----
13(d)(3) of the Exchange Act.

          "IPO" means the consummation of an initial public offering of Vail
           ---
Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

          "Loss" has the meaning set forth in Section 8.1(a)(i) of this
           ----
Agreement.

          "Marketable Number" has the meaning set forth in Section 5.1(e) of
           -----------------
this Agreement.

          "Non-Qualified Transferee" has the meaning set forth in Section 9.1 of
           ------------------------
this Agreement.

          "Non-Requesting Shareholder" has the meaning set forth in Section
           --------------------------
5.1(e) of this Agreement.

          "Person" means an individual, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Piggyback Notice" has the meaning set forth in Section 5.3(a) of this
           ----------------
Agreement.

          "Piggyback Registration" has the meaning set forth in Section 5.3(a)
           ----------------------
of this Agreement.

          "Piggyback Shareholder" has the meaning set forth in Section 5.3(a) of
           ---------------------
this Agreement.

          "Private Sale" has the meaning set forth in Section 2.2 of this
           ------------
Agreement.

          "Purchase Agreement" has the meaning set forth above in the recitals
           ------------------
to this Agreement.

          "Ralston" has the meaning set forth above in the recitals to this
           -------
Agreement.

          "Registration Statement" means any registration statement or
           ----------------------
comparable document under Section 5 of the Securities Act through which a public sale or disposition of Vail Securities may be registered other than a registration statement (a) relating to an Employee Benefit Plan or similar plan or a business combination or (b) on any form that is not available for a secondary offering.

          "Requesting Shareholder" has the meaning set forth in Section 5.1(d)
           ----------------------
of this Agreement.

          "SEC" means the Securities and Exchange Commission or other federal
           ---
agency at the time administering the Securities Act, the Exchange Act or any successor acts thereto.

          "Second Option" has the meaning set forth in Section 4.1(c) of this
           -------------
Agreement.

          "Section 4.1 Shares" has the meaning set forth in Section 4.1(a) of
           ------------------
this Agreement.

          "Section 5.6 Shares" has the meaning set forth in Section 5.6 of this
           ------------------
Agreement.

          "Section 9.1 Shares" has the meaning set forth in Section 9.1 of this
           ------------------
Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations thereunder.

          "Shareholder" means Apollo or Foods and its permitted successors and
           -----------
assigns.

          "Shareholder Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.1(c) of this Agreement.

          "Transfer" with respect to all or any part of the Vail Equity means to
           --------
directly or indirectly (whether or not through an underwriter) sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, hypothecate or otherwise dispose of such Vail Equity (including without limitation the sale or disposition of an entity the primary asset of which is Vail Equity).

          "Transfer Notice" has the meaning set forth in Section 4.1(a) of this
           ---------------
Agreement.

          "Trigger Date" has the meaning set forth in Section 10.3(a) of this
           ------------
Agreement.

          "Vail" has the meaning set forth above in the recitals to this
           ----
Agreement.

          "Vail Class A Stock" means the Class A Common Stock of Vail, par value
           ------------------
$.01 per share.

          "Vail Equity" means (i) shares of Vail Stock acquired by Foods at the
           -----------
Closing and any other Vail Securities owned, beneficially or of record, by Foods or any of its Affiliates at any time during the term of this Agreement and (ii) shares of Vail Stock, Vail Class A Stock and any other Vail Securities owned, beneficially or of record, by Apollo or any of its Affiliates at any time during the term of this Agreement.

          "Vail Indemnified Party" has the meaning set forth in Section 8.1(a)
           ----------------------
of this Agreement.

          "Vail Market Price" means the average of the closing sale prices of
           -----------------
the Vail Stock being valued on the New York Stock Exchange or, if the Vail Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the Vail Stock is listed or admitted to trading, for the twenty (20) trading days which end on the day immediately prior to the date of the Demand Notice. If the Vail Stock is not listed or admitted to trading on any national securities exchange, "Vail Market Price" means the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, for the twenty (20) trading days which end on the day immediately prior to such date or, if on any such trading day the Vail Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by two professional market makers making a market in the Vail Stock, one selected in good faith by the board of directors of Vail and the other selected in good faith by Foods. If the Vail Stock is not publicly held or so listed or publicly traded, "Vail Market Price" means the cash price at which a willing seller would sell and a willing buyer would buy such securities in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by an investment banking firm selected by agreement between Vail and Foods.

          "Vail Option Period" has the meaning set forth in Section 4.1(b) of
           ------------------
this Agreement.

          "Vail Securities" means the Vail Stock, Vail Class A Stock and any
           ---------------
other voting securities of Vail or its Affiliates, including any securities convertible into or exercisable or exchangeable for any voting securities of Vail.

          "Vail Stock" has the meaning set forth above in the recitals to this
           ----------
Agreement.

                                   ARTICLE II

                        STANDSTILL AND VOTING PROVISIONS
                        --------------------------------

          Section 2.1  Standstill Covenants.  Unless otherwise permitted in this
                       --------------------
Agreement, Foods agrees that during the term of this Agreement, it will not, directly or indirectly:

          (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, any Vail Securities except as a result of a stock split, stock dividend or similar recapitalization by Vail;

          (b) except in the ordinary course of business, acquire, offer to acquire, or agree to acquire by purchase or otherwise, any assets of Vail;

          (c) initiate, solicit, propose, seek to effect or negotiate, alone or with any other Person, (i) any form of business combination transaction involving Vail or any Affiliate thereof, or (ii) any restructuring, recapitalization or similar transaction with respect to Vail or any Affiliate thereof;

          (d) initiate, solicit, propose, seek to effect, negotiate, or announce an intent to make, alone or with any other Person, any tender offer, exchange offer, merger, consolidation or share exchange for any Vail Securities, or disclose an intent, purpose, plan or proposal with respect to Vail, any of its Affiliates or any Vail Securities inconsistent with the provisions of this Agreement;

          (e) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to Vail or any of its Affiliates or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) involving Vail or any of its Affiliates;

          (f) initiate, solicit or propose the approval of one or more shareholder proposals with respect to Vail or any of its Affiliates or induce or attempt to induce any other Person to initiate any such shareholder proposal;

          (g) form, join or in any way participate in a Group with respect to the Vail Securities;

          (h) except as expressly provided herein, seek election to or seek to place a representative on the board of directors of Vail or any of its Affiliates or seek the removal of any member of the board of directors of Vail or any of its Affiliates;

          (i) except for participation on the board of directors of Vail, act in concert with any other Person to seek to affect the management or board of directors of Vail or any of its Affiliates or the business, operations or affairs of Vail or any of its Affiliates;

          (j) call or seek to have called any meeting of the shareholders of Vail or any of its Affiliates;

          (k) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement; or

          (l) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage or influence any other Person to take any action with respect to any of the foregoing.

          Section 2.2  Acquisition of Vail Securities.  Notwithstanding Section
                       ------------------------------
2.1 hereof, Foods may purchase in one or more open market transactions or otherwise (including the IPO) that number of shares of Vail Securities necessary for Foods to continue to account for its investment in Vail under the equity accounting method under GAAP; provided, that in no event shall any such purchase result in the ownership by Foods and its Affiliates of Vail Securities exceeding 23.5% of the total outstanding Vail Securities. In the event that Vail proposes to register or otherwise offer any Vail Securities for sale for its own account (including the IPO) under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer or an employee benefit plan maintained by Vail or its Affiliates or on Form S-4 or S-8 or any successor or similar form or by means of a shelf registration pursuant to Rule 415 under the Securities Act) or in a transaction exempt from registration under the Securities Act (a "Private Sale"), Vail will give written notice to Foods of its intention to do so and of Foods' rights under this Section 2.2, at least twenty (20) calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (or if such transaction is a Private Sale a comparable period of time). Foods will have the right, but not the obligation, to elect to purchase shares in such offering (including the IPO), at the same price Vail is to receive for the shares to be sold for its account provided that if such offering is not the IPO Foods shall only have such purchase right if Apollo is purchasing Vail Securities in such offering, in which case the number of Vail Securities that Foods may purchase in such offering shall be equal to the number of shares proposed to be purchased by Apollo multiplied by a fraction, the numerator of which is the total number or shares of Vail Equity owned by Foods at such time and the denominator of which is the sum of the total number of shares of Vail Equity owned by Apollo and Foods at such time. In the event that the size of such offering is increased after Foods has received notice of such offering, Foods will have the right, but not the obligation, to proportionately increase its purchase of shares in such offering. Foods may exercise its purchase rights under this Section 2.2 by notifying Vail of its election to purchase shares (which election shall be irrevocable) in such offering within ten days of receiving notice from Vail (failure by Foods to give such notice within such ten-business-day period shall be deemed an election by Foods not to purchase Vail Securities in such offering). Any purchase by Foods of Vail Securities pursuant to this Section 2.2 may not result in Foods and its Affiliates' ownership exceeding 23.5% of the total outstanding Vail Securities. Foods shall not be entitled to a Piggyback Registration with respect to any offering if it has elected to purchase Vail Securities in such offering.

          Section 2.3  Voting of Vail Equity.  Foods agrees that during the term
                       ---------------------
of this Agreement, with respect to the election of directors of Vail, each class of Vail Equity owned by Foods and its Affiliates shall be voted (i) "for" the nominees recommended by the Board of Directors of Vail, provided Vail and Apollo are in compliance with the terms of Section 11.2 of this Agreement, (ii) in accordance with the recommendation of the Board of Directors of Vail on each proposal of a security holder pursuant to Rule 14a-8 under the Exchange Act, so long as the subject matter of such proposal does not fall within the proviso hereto, and
(iii) with respect to all other matters requiring a vote of the Vail Equity, "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the Vail Securities of the same class (excluding the Vail Equity owned by Foods), and "against" any proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of Vail Securities (excluding the Vail Equity owned by Foods) and that with respect to broker non-votes and abstentions, each class of Vail Equity owned by Foods will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided, however, that Foods shall retain the right to
                       --------  -------
vote its Vail Equity in any manner it sees fit with respect to any proposals for
(1) the merger, consolidation or other business combination of Vail or any subsidiary of Vail with or into any other corporation, (2) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Vail and all of its subsidiaries taken together as a single business,
(3) the creation of any other class of stock with voting rights and (4) changes to the Certificate of Incorporation or Bylaws of Vail that adversely affect Foods' rights under this Agreement. The provisions of this Section 2.3 shall apply to both the casting of votes at meetings of shareholders and execution of actions by written consent.

          Section 2.4  Restrictions on Certain Transactions Prior to IPO.  Prior
                       -------------------------------------------------
to the IPO, Vail shall not, without the prior written approval of Foods, (1) enter into transactions with Apollo or its Affiliates that are not on an arm's-length basis (other than the continuation or extension of contracts or arrangements between Vail and Apollo and its Affiliates that are in existence as of the date of this Agreement and have heretofore been disclosed to Foods), (2) permit (a) the merger of Vail with or into any other corporation (other than a subsidiary of Vail), (b) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Vail and all of its subsidiaries taken together as a single business, (c) the creation of any other class of stock with voting rights that materially adversely affects Foods' rights under this Agreement or (d) changes to the Certificate of Incorporation or Bylaws of Vail that adversely affect Foods' rights under this Agreement, or

(3) enter into any material business not currently conducted by Vail that is not related to the operation of ski resorts, real estate or the vacation, leisure and entertainment industries.

                                  ARTICLE III

                            TRANSFER OF VAIL EQUITY
                            -----------------------

          Section 3.1  Restrictions on Transfer.  During the term of this
                       ------------------------
Agreement, Foods agrees that it will not, and it will cause each of its Affiliates who acquire Vail Equity not to, Transfer any Vail Equity, except as permitted by or in accordance with this Agreement.

          Section 3.2  Exceptions to Restrictions.  Subject to all applicable
                       --------------------------
laws, the restrictions on Transfer set forth in Section 3.1 hereof shall not apply to any of the following:

          (a) a Transfer of some or all of the Vail Equity pro rata to all of the holders of common stock of Foods as a dividend or distribution, in redemption of the Foods Stock or pursuant to a similar transaction;

          (b) a Transfer of some or all of the Vail Equity to an Affiliate of Foods, provided that such Affiliate (i) shall agree to be bound by and subject to the provisions of this Agreement, (ii) Foods shall remain liable for the performance by such Affiliate of its obligations under this Agreement and (iii) such Affiliate shall have executed and delivered to Vail the guaranty required by Section 5.14 of the Purchase Agreement;

          (c) a Transfer of some or all of the Vail Equity in accordance with
     Section 5.1 or 5.3 of this Agreement;

          (d) a Transfer of some or all of the Vail Equity in any tender offer, self-tender, exchange offer, going private transaction or other transaction involving a Transfer which is recommended to shareholders of Vail by at least a majority of the Board of Directors of Vail;

          (e) subject to Section 4.1, a Transfer of some or all of the Vail Equity with the prior written consent of a majority of the Board of Directors of Vail;

          (f) subject to Section 4.1, a Transfer of some or all of the Vail Equity pursuant to Rule 144 of the Securities Act if an IPO has not been consummated by December 31, 1998;

          (g) subject to Section 4.1, a Transfer of some or all of the Vail Equity if an IPO has not been consummated by December 31, 1998 and such transferee agrees to be bound by the terms of this Agreement; and

          (h) subject to Section 4.1, a Transfer of some or all of the Vail Equity on or after the date which is 18 months after the date of this Agreement, provided that (i) the transferee agrees to be bound by and subject to the provisions of this Agreement, (ii) after giving effect to such Transfer, the transferee will not own, directly or indirectly, more than 10% of the then outstanding Vail Securities and (iii) such transferee agrees with Vail and Apollo not to thereafter purchase or otherwise acquire, directly or indirectly, any additional Vail Securities if it would result in such transferee owning, directly or indirectly, more than 10% of the then outstanding Vail Securities.

          Section 3.3  Improper Transfer.  Any attempt to Transfer any shares of
                       -----------------
Vail Equity not in accordance with this Agreement will be null and void and Vail will not give nor permit the transfer agent of Vail to give any effect to such attempted Transfer in its stock records.

          Section 3.4  Restrictive Legend.
                       ------------------

          (a) A copy of this Agreement will be filed with the Secretary of Vail and kept with the records of Vail. All certificates representing shares of Vail Equity hereafter issued to or acquired by Foods or its successors or permitted assigns, will bear the following legend (until such time as such shares are sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act) noted conspicuously on such certificates:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND AN ACCEPTABLE OPINION OF COUNSEL IS DELIVERED TO VAIL RESORTS, INC. WITH REGARD TO SUCH EXEMPTION, OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAWS.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON
     TRANSFER SET FORTH IN THE SHAREHOLDER AGREEMENT, DATED           , 1996.
     NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST VAIL RESORTS, INC. TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF VAIL RESORTS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

          (b) Until such time as the Vail Equity has been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 of the Securities Act, the certificates representing Vail Equity (including, without limitation, all certificates issued upon Transfer or in exchange or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

          (c) Vail may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Vail Equity in order to implement the restrictions set forth in this Article III.

          (d) In the event Foods acquires any other or additional Vail Securities, Foods will submit all certificates representing such Vail Securities to Vail so that any appropriate legend or legends required by this Section 3.4 may be placed thereon.

                                   ARTICLE IV

                              RIGHT OF FIRST OFFER
                              --------------------

          Section 4.1  Sales by Foods.
                       --------------

          (a) Prior to any Transfer pursuant to Section 3.2(e), (f), (g) and
(h), Foods must first give written notice of its intent to make such Transfer (a "Transfer Notice") to Vail and Apollo setting forth the number of shares of Vail Equity (the "Section 4.1 Shares") that Foods desires to Transfer and the cash price that Foods proposes to be paid for such Section 4.1 Shares and the other terms and conditions of such proposed Transfer.

          (b) Vail shall have the right, but not the obligation, to purchase the
Section 4.1 Shares (the "First Option") on the same terms and conditions as set forth in such notice, which option shall be exercised by delivering to Foods irrevocable written notice of its commitment to purchase the Section 4.1 Shares within ten business days after receipt of the Transfer Notice (the "Vail Option Period"). Failure by Vail to give such notice within such ten-business-day period shall be deemed an election by Vail not to purchase the Section 4.1 Shares.

          (c) In the event that Vail decides not to purchase the Section 4.1 Shares pursuant to Section 4.1(b), then Apollo will have the right, but not the obligation, to purchase the Section 4.1 Shares (the "Second Option") on the same terms and conditions as set forth in the Transfer Notice, which option shall be exercised by delivering to Foods irrevocable written notice of its commitment to purchase the Section 4.1 Shares within five business days after the termination of the Vail Option Period (the "Apollo Option Period"). Failure by Apollo to give such notice within such five-business-day period shall be deemed an election by Apollo not to purchase the Section 4.1 Shares.

          (d) Delivery of written notice by Vail or Apollo accepting the First Option or the Second Option, as the case may be, shall constitute a contract between Vail or Apollo, on the one hand, and Foods, on the other hand, for the purchase and sale of the Section 4.1 Shares on the terms and conditions set forth in the Transfer Notice. The purchase of any shares pursuant to the exercise of the First Option or the Second Option, as the case may be, shall be completed not later than 30 days following delivery of the Transfer Notice with respect to the Section 4.1 Shares, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.
In the event that neither the First Option nor the Second Option is exercised, Foods shall have the right for a period of 45 days after the termination of the Apollo Option Period to Transfer the Section 4.1 Shares at a price not less than 90% of the price contained in, and on terms and conditions no less favorable to Foods than those set forth in, the Transfer Notice; provided that the Transferee
                                                    --------
agrees to be bound by the terms and conditions of this Agreement (unless the Transfer is pursuant to Rule 144 under the Securities Act).

                                   ARTICLE V

                                 REGISTRATION
                                 ------------

          Section 5.1  Demand Registration.
                       -------------------

          (a) After the consummation of an IPO or at such time prior to the consummation of an IPO as is permitted by Section 10.3 with respect to a given Shareholder, upon a Shareholder's written request specifying the intended manner of disposition (including the number of shares of Vail Equity to be sold) (a "Demand Notice"), Vail will use its best efforts to prepare and file with the SEC, as expeditiously as possible, a Registration Statement on an available form for which Vail then qualifies (but not including by means of a shelf registration pursuant to Rule 415 under the Securities Act), which legal counsel for Vail deems appropriate and which is available for the sale of Vail Equity to permit an underwritten public offering of some or all of the shares of Vail Equity then held by such Shareholder and use its best efforts to cause such registration statement to become effective (a "Demand Registration").

          (b) A Demand Registration will not be deemed to have occurred until it has become effective under the Securities Act (unless a Shareholder delivers a Demand Notice and subsequently withdraws the Demand Notice, in which case such Demand Registration will be deemed to have occurred unless such Shareholder agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by Vail); provided, however, that if, after a Demand Registration has become effective, the offering of Vail Equity pursuant to such Demand Registration is prohibited by any stop order, injunction or other order or requirement of the SEC or other governmental agency or a court, such Demand Registration will be deemed not to have occurred (unless such prohibition on the sale of the Vail Equity is based on actions or omissions of such Shareholder, in which case such Demand Registration will be deemed to have occurred unless such Shareholder agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by Vail).

          (c) Vail shall only be obligated to effect one Demand Registration per Shareholder in any twelve month period under this Section 5.1; provided, however, that Vail will not be required to register the Vail Equity pursuant to a Demand Notice under this Section 5.1 if at such time (i) the shares of Vail Equity which a Shareholder is requesting to be registered pursuant to this
Section 5.1 constitute less than 6.0% (or, if less, all of the shares of Vail Equity owned by such Shareholder) of the outstanding Vail Securities so requested to be registered or (ii) such Demand Notice is given within six (6) months after the effective date of any other registration of any Vail Securities under the Securities Act.

          (d) The managing underwriter will be selected by the Shareholder requesting registration pursuant to this Section 5.1 (the "Requesting Shareholder"); provided, however, that such underwriter shall be subject to the approval of Vail, which approval shall not be unreasonably withheld. In the event there is one or more co-managers, the first such co-manager shall be selected by Vail, provided that such co-manager shall be subject to the approval of the Requesting Shareholder, which approval shall not be unreasonably withheld or delayed, and all other co-managers will be selected by the Requesting Shareholder.

          (e) In connection with a Demand Registration, both the Shareholder not requesting the Demand Registration (the "Non-Requesting Shareholder") and Vail may elect to include additional shares of Vail Securities in such offering on the same terms and conditions as the Vail Equity to be sold by the Requesting Shareholder; provided, however, that if the managing underwriter(s) advises the Requesting Shareholder, the Non-Requesting Shareholder and Vail that, in its judgment, the number of shares proposed to be included in such offering exceeds the largest number of Vail Securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "Marketable Number"), then the total number of shares to be included in such offering shall be limited as follows: (i) first, all the shares of Vail Equity that the Requesting Shareholder and the Non-Requesting Shareholder propose to sell up to the Marketable Number, allocated pro rata between the Requesting Shareholder and the Non-Requesting Shareholder on the basis of the relative number of Vail Securities that the Requesting Shareholder and the Non-Requesting Shareholder have proposed to be included in such registration, and (ii) second, all the shares of Vail Securities that Vail proposes to sell, which does not exceed the difference, if any, between the Marketable Number and that number of shares which the Requesting Shareholder and the Non-Requesting Shareholder have included pursuant to clauses (i) and (ii) above.

          Section 5.2  Delay of Demand Registration.  Notwithstanding anything
                       ----------------------------
to the contrary in Article V hereof, in the event that Vail determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.1 hereof or to withdraw such Registration

Statement if such Registration Statement has already been filed, Vail may delay filing such, or withdraw such previously filed, Registration Statement for a period of not more than ninety (90) days from the date of receipt of the request for the Demand Registration if Vail furnishes to the Requesting Shareholder a certificate signed by an executive officer of Vail stating that Vail has reasonably determined that (i) such a filing would adversely affect any proposed financing or acquisition by Vail or (ii) such a filing would otherwise represent an undue hardship for Vail; provided, however, that Vail will, at the request of
                            --------  -------
the Requesting Shareholder, file or refile, as the case may be, such Registration Statement promptly after Vail, in its reasonable judgment, determines that it is no longer advisable to delay filing or to continue the withdrawal of such Registration Statement but in no event shall the filing or re-filing of such Registration Statement be delayed more than the aforementioned ninety (90) days.

          Section 5.3  Piggyback Registration.
                       ----------------------

          (a)  Right To Include Vail Equity.
               ----------------------------

          (i) If Vail or any other Person (other than a Shareholder) at any time proposes to register any Vail Securities under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer or an employee benefit plan maintained by Vail or its Affiliates or on Form S-4 or S-8 or any successor or similar form or by means of a shelf registration pursuant to Rule 415 under the Securities Act to permit sales of Vail Securities by employees, officers and directors of Vail), whether or not for sale for its own account, in a manner which would permit registration of the Vail Equity for sale to the public under the Securities Act, it will give written notice to each Shareholder of its intention to do so and of such Shareholder's rights under this Section 5.3(a)(i), at least twenty (20) calendar days prior to the anticipated filing date of a Registration Statement relating to such registration (a "Piggyback Notice"). Such Piggyback Notice will offer each Shareholder the opportunity to include in such Registration Statement that number of shares of Vail Equity as such Shareholder may request. Upon the written request (the "Piggyback Registration") (which request will specify the number of shares of Vail Equity intended to be disposed of by each Shareholder pursuant to such Registration Statement) of each Shareholder (the "Piggyback Shareholder") made within ten (10) calendar days after the receipt of the Piggyback Notice, Vail will use its best efforts to effect the registration under the Securities Act of all shares of Vail Equity which Vail has been so requested to register; provided, however, that each Shareholder must sell its
                          --------  -------
Vail Equity requested to be included in such registration to the underwriter(s) selected by Vail on the same terms and conditions as apply to other Persons, including Vail, and if, at any time after receiving a reply from each Shareholder to a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, Vail decides for any reason not to register any shares of Vail Securities, Vail will notify each Shareholder and thereupon be relieved of its obligation to register any Vail Equity in connection with such registration.

         (ii) No registration, whether or not effected under this Section 5.3(a), will relieve Vail of its obligations to effect Demand Registrations under Section 5.1 hereof.

          (b) Priority in Piggyback Registrations.  If the managing underwriter
              -----------------------------------
advises Vail in writing that, in its opinion, the Marketable Number is less than that intended to be included in a Registration Statement, Vail will include in such Registration Statement (i) first, all of the Vail Securities Vail proposes to sell for its own account, and (ii) second, the Vail Securities requested to be included by the Shareholders and other Persons pursuant to Section 5.3(a) hereof shall be allocated pro rata among the Shareholders on the basis of the relative number of Vail Securities each Shareholder and such other Persons has requested to be included in such registration.

          Section 5.4  Delay of Piggyback Registration.  Notwithstanding
                       -------------------------------
anything to the contrary in this Article V, in the event that Vail determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.3 hereof or to withdraw such Registration Statement if such Registration Statement has already been filed, Vail may delay filing such, or withdraw such previously filed, Registration Statement in accordance with the provisions of Section 5.2 hereof.

          Section 5.5  Holdback Agreements.
                       -------------------

          (a) Whenever Vail effects an underwritten public offering of Vail Equity pursuant to a registration statement (including the IPO), each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Vail Securities (other than as part of such registration) during the 15 days prior to, and during the 180-day period (or such shorter period as may be requested by the lead underwriter for such offering) beginning on, the effective date of such registration statement.

          (b) In connection with underwritten public offering of Vail Equity pursuant to a registration statement under this Agreement, Vail agrees not to effect any public sale or distribution of any Vail Securities (other than as part of such registration or in connection with any employee stock option or other benefit plan or any private issuance of Vail Equity where the recipient also agrees to be bound by the hold back arrangements applicable to Vail under this Section 5.5) during the 15 days prior to, and during the 90-day period (or such shorter period as may be requested by the lead underwriter for such offering) beginning on the effective date of, such registration statement.

          Section 5.6  Right to Purchase in Lieu of Registration.
                       -----------------------------------------

          (a) Any time Vail receives a request for a Demand Registration or a Piggyback Registration from Foods, Vail shall have the option to purchase all but not less than all of the Vail Equity proposed to be disposed of in such request (the "Section 5.6 Shares") at the Vail Market Price by delivering to Foods, a notice of Vail's election to purchase the Section 5.6 Shares within seven (7) days of receipt by Vail of the request for the Demand Registration or Piggyback Registration, as the case may be, pursuant to Section 5.1 or Section 5.3(a), as the case may be.

          (b) In the event that Vail decides not to purchase the Section 5.6 Shares pursuant to Section 5.6(a), then Apollo will have the right, but not the obligation, to purchase the Section 5.6 Shares at the Vail Market Price by delivering to Foods a notice of Apollo's election to purchase the Section 5.6 Shares within seven (7) days of Vail deciding not to purchase the Section 5.6 Shares.

                                   ARTICLE VI

                             REGISTRATION EXPENSES
                             ---------------------

          Section 6.1  Registration Expenses.
                       ---------------------

          (a) Subject to Section 5.1(b) of this Agreement, all expenses incident to Vail's performance of or compliance with Articles V and VII of this Agreement to effect Demand Registrations and Piggyback Registrations will be borne by Vail, including, without limitation:

             (i) all federal registration and filing fees;

            (ii) subject to Section 7.4, fees and expenses of compliance with securities or blue sky laws; provided, however, that Vail will in no event
                                  --------  -------
     be obligated to pay the fees and disbursements of counsel for the underwriters or the Shareholders in connection with blue sky qualifications of the Vail Equity under the laws of such jurisdictions as the managing underwriter(s) may designate;

           (iii) printing, messenger, telephone and delivery expenses;

            (iv) fees and disbursements of legal counsel for Vail;

             (v) fees and disbursements of all independent certified public accountants of Vail;

            (vi) NASD fees and disbursements of the underwriters; provided,
                                                                  --------
     however, that in all cases a Shareholder will pay all costs of discounts,
     -------
     commissions, spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Vail Equity being sold by such Shareholder;

           (vii) fees and expenses of other Persons retained by Vail; and

          (viii) listing or quotation fees and expenses required to be made pursuant to Section 7.5 hereof in connection with the Registration Statement.

             (b) Each of Vail and the Shareholders will pay its own respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses of any Person, including special experts, retained by Vail or the Shareholders, respectively.

                                  ARTICLE VII

                             REGISTRATION PROCEDURE
                             ----------------------

          Section 7.1  Shareholder Information.  Each Shareholder will provide
                       -----------------------
Vail with such information about such Shareholder and the intended manner of distribution of Vail Equity and otherwise cooperate with Vail and the underwriter(s) as may be necessary in the reasonable opinion of Vail to satisfy any obligation of Vail under this Agreement to register the Vail Equity under federal or state securities laws and otherwise take actions related thereto. In the event of the failure of a Shareholder to comply with the requirements of the preceding sentence Vail may delay filing such, and withdraw such previously filed, Registration Statement. Vail will file or refile, as the case may be, such Registration Statement promptly following compliance with such requirements by a Shareholder; provided, however, that a Shareholder will be responsible for any
             --------  -------
reasonable out-of-pocket costs which arise out of such non-compliance. A Shareholder will immediately notify Vail upon discovery that any information provided by such Shareholder which is included in the prospectus that is included in a Registration Statement, as then in effect, is untrue in any material respect, or omits to state any material fact required to be stated therein or to make the information stated therein not misleading in the light of the circumstances under which it is presented.

          Section 7.2  Compliance.  Each Shareholder and Vail will comply with
                       ----------
all rules and regulations of the SEC and applicable state securities or blue sky laws governing the manner of sale of securities in connection with the Transfer of any of the Vail Equity pursuant to any Registration Statement.

          Section 7.3  Provision of Prospectuses.
                       -------------------------

          (a) Vail will furnish to each Shareholder such number of copies of a summary prospectus or other prospectus, including a prospectus subject to completion in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request in writing, in order to facilitate the public sale or other disposition of the Vail Equity of each Shareholder included in a Registration Statement.

          (b) At any time when a sale or other disposition of Vail Equity pursuant to a Registration Statement is subject to a prospectus delivery requirement, Vail will notify each Shareholder of the occurrence of any event that causes the prospectus included in such Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and Vail will use its best efforts, as expeditiously as possible, to either amend the prospectus or otherwise take any actions so that use of the previous prospectus may be legally resumed. Upon receipt of such a notice, each Shareholder will immediately discontinue all sales or other dispositions of Vail Equity pursuant to the Registration Statement. Each Shareholder may resume such sales or dispositions only upon receipt of an amended prospectus or after such Shareholder is advised by Vail that the use of the previous prospectus may be legally resumed.

          Section 7.4  Blue Sky Compliance.  Vail will use its best efforts to
                       -------------------
(a) register or qualify the Vail Equity included in a Registration Statement under the securities or blue sky laws of such jurisdictions as each Shareholder reasonably requests and (b) do any and all other acts that may be reasonably necessary or advisable to enable each Shareholder to consummate the public sale or disposition of such securities in such jurisdictions; provided, however, that
                                                         --------  -------
Vail is not required to consent to, or take any action that would subject it to, general service of process or taxation in any jurisdiction where it is not then so subject, nor qualify to do business in any jurisdiction where it is not then so qualified.

          Section 7.5  Listing of Vail Equity.  Vail will use its best efforts
                       ----------------------
to cause the Vail Equity when issued to be listed on all securities exchanges on which any securities issued by Vail are then listed, or quoted on all automated quotation systems on which any such securities of Vail are then quoted, including, without limitation, entering into appropriate customary agreements (including a listing application and indemnification agreement in customary form).

          Section 7.6  Stop Orders.  Vail will promptly notify each Shareholder
                       -----------
of (a) the receipt by Vail of any notification with respect to the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement covering any Vail Equity or the initiation of any proceedings for that purpose or (b) the receipt by Vail of any notification with respect to the limitation, restriction or suspension of the offer or sale of Vail Equity in any jurisdiction in which the Vail Equity was qualified to be sold, or the initiation of any proceedings for such purpose. In the event that Vail notifies each Shareholder of any such event, each Shareholder will immediately discontinue all sales or other dispositions of Vail Equity pursuant to the Registration Statement until such time that Vail notifies each Shareholder of the lifting of such stop order or similar order; provided,
                                                                --------
however, that such a stop order or similar order issued by a state securities or
-------
blue sky administrator will apply only to offers and sales in such state, unless each Shareholder is advised otherwise by Vail. Vail, with the cooperation of each Shareholder, will use its best efforts to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible date.

                                  ARTICLE VIII

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

             Section 8.1  Indemnification.
                          ---------------

     (a)  Indemnification by Foods.
          ------------------------

          (i) Foods agrees to indemnify and hold harmless Vail and its Affiliates and Associates (each such Person being hereinafter referred to as a "Vail Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each a "Loss") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Vail or its representatives by or on behalf of Foods for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Foods may otherwise have. Foods will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Vail Indemnified Party.

         (ii) Foods also agrees to indemnify and hold harmless any Vail Indemnified Party to the same extent as provided in clause (i) above from and against all Losses arising out of any action or proceeding brought against any Vail Indemnified Party in connection with the distribution or proposed distribution of Vail Equity to the holders of Foods Stock; provided, however,
                                                           --------  -------
that this Section 8.1(a)(ii) shall not apply to any Losses for which Vail is responsible as provided in Section 8.1(c) of this Agreement.

          (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against a Vail Indemnified Party in respect of which indemnity may be sought from Foods, such Vail Indemnified Party will promptly notify Foods in writing of the commencement of such action and Foods shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that
                                                         --------  -------
the failure of any Vail Indemnified Party to give notice as provided herein shall not relieve Foods of its obligations under this Section 8.1(a) except to the extent that Foods is actually materially prejudiced by such failure to give notice. A Vail Indemnified Party shall have the right to participate in and jointly with Foods, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Vail Indemnified Party, provided, however, that
                                                        --------  -------
Foods will not be liable to such Vail Indemnified Party for any legal or other expenses incurred by such Vail Indemnified Party in connection therewith, unless such Vail Indemnified Party shall have been advised by counsel that a conflict of interest between such Vail Indemnified Party and Foods is likely to exist in respect of such claim.

          (b)   Indemnification by Apollo.
                -------------------------

          (i) Apollo agrees to indemnify and hold harmless each Vail Indemnified Party from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Vail or its representatives by or on behalf of Apollo for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Apollo may otherwise have. Apollo will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Vail

Indemnified Party.

          (ii) Apollo also agrees to indemnify and hold harmless any Vail Indemnified Party to the same extent as provided in clause (i) above from and against all Losses arising out of any action or proceeding brought against any Vail Indemnified Party in connection with the distribution or proposed distribution of Vail Equity to the holders of Apollo Stock; provided, however,
                                                            --------  -------
that this Section 8.1(b)(ii) shall not apply to any Losses for which Vail is responsible as provided in Section 8.1(c) of this Agreement.

          (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against a Vail Indemnified Party in respect of which indemnity may be sought from Apollo, such Vail Indemnified Party will promptly notify Apollo in writing of the commencement of such action and Apollo shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that
                                                         --------  -------
the failure of any Vail Indemnified Party to give notice as provided herein shall not relieve Apollo of its obligations under this Section 8.1(b) except to the extent that Apollo is actually materially prejudiced by such failure to give notice. A Vail Indemnified Party shall have the right to participate in and jointly with Apollo, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Vail Indemnified Party, provided, however, that
                                                        --------  -------
Apollo will not be liable to such Vail Indemnified Party for any legal or other expenses incurred by such Vail Indemnified Party in connection therewith, unless such Vail Indemnified Party shall have been advised by counsel that a conflict of interest between such Vail Indemnified Party and Apollo is likely to exist in respect of such claim.

          (c)   Indemnification by Vail.
                -----------------------

          (i) Vail agrees to indemnify and hold harmless each Shareholder and its Affiliates and Associates (each such person being hereinafter referred to as a "Shareholder Indemnified Party") from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary, final or summary prospectus covering the Vail Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such Losses arise out of or are based solely upon any such untrue statement or omission or allegation thereof based upon written information provided by or on behalf of a Shareholder for inclusion in such Registration Statement, preliminary, final or summary prospectus, or such amendment or supplement thereto, or such document incorporated by reference; provided, however, that Vail will not be liable in
                           --------  -------
any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) such Shareholder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the Vail Equity covered by the Registration Statement to the Person asserting such Loss, and (B) the final prospectus corrected such untrue statement or omission; and provided, further, that Vail
                                                 --------  -------
will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission in the final prospectus, if such untrue statement or omission is corrected in an amendment or supplement to the final prospectus and if, having previously been furnished by or on behalf of Vail with copies of the final prospectus as so amended or supplemented, such Shareholder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of the Vail Equity to the Person asserting such Loss who purchased such Vail Equity which is the subject thereof. This indemnity will be in addition to any liability which Vail may otherwise have. Vail will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of a Shareholder Indemnified Party.

          (ii) If any action or proceeding is brought against a Shareholder Indemnified Party in respect of which indemnity may be sought against such Shareholder Indemnified Party, such Shareholder Indemnified Party will promptly notify Vail in writing of the commencement of such action and Vail will assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any
                                  --------  -------
Shareholder Indemnified Party to give notice as provided herein shall not relieve Vail of its obligations under this Section 8.1(c) except to the extent that Vail is actually materially prejudiced by such failure to give notice. A Shareholder Indemnified Party shall have the right to participate in and jointly with Vail, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Shareholder Indemnified Party, provided, however, that Vail will not be liable to such Shareholder Indemnified
--------  -------
Party for any legal or other expenses incurred by such Shareholder Indemnified Party in connection therewith, unless such Shareholder Indemnified Party shall have been advised by counsel that a conflict of interest between such Shareholder Indemnified Party and Vail is likely to exist in respect of such claim.

          Section 8.2  Contribution.
                       ------------

          (a) If the Indemnification provided for in Section 8.1 hereof is unavailable to a Vail Indemnified Party or Shareholder Indemnified Party under
Section 8.1(a), 8.1(b) or Section 8.1(c) hereof (other than by reason of the exceptions provided in Sections 8.1(a), 8.1(b) and 8.1(c)) in respect of any Losses referred to therein, then such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnified party and each parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by each party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Sections 8.1(a), 8.1(b) and 8.1(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (b) Notwithstanding the provisions of Section 8.2(a) hereof, no Person found to be guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who is not found to be guilty of such fraudulent misrepresentation.

                                  ARTICLE IX

                               TAKE-ALONG RIGHTS
                               -----------------

          Section 9.1  Take-Along Rights.  Apollo may not effect a Transfer (or
                       -----------------
a series of related Transfers) of Vail Equity to one person or a related group of persons if such Transfer would result in a Change of Control of Vail (other than Transfers effected by sales of Vail Equity through underwriters in a public offering or in the securities markets generally) (the "Section 9.1 Shares") without first complying with this Section 9.1. If Apollo desires to Transfer the Section 9.1 Shares, Apollo shall give written notice (the "Take-Along Notice") to Foods stating (i) the name and address of the transferee (the "Non-Qualified Transferee") and (ii) the price and terms upon which the Non-Qualified Transferee proposes to purchase the Section 9.1 Shares. Foods shall have the irrevocable option, but not the obligation (the "Take-Along Option"), to sell to the Non-Qualified Transferee, up to a number of shares of Vail Equity (the "Included Shares") determined in accordance with Section 9.1(a), at the price and on the terms set forth in the Take-Along Notice. The Take-Along Option shall be exercised by Foods by giving written notice to Apollo, within ten business days of receipt of the Take-Along Notice, indicating its election to exercise the Take-Along Option. Failure by Foods to give such notice within the ten business day period shall be deemed an election by Foods not to sell its shares of Vail Equity pursuant to that Take-Along Notice. The closing with respect to any sale to a Non-Qualified Transferee pursuant to this Section 9.1 shall be held at the time and place specified in the Take-Along Notice but in any event within 30 days of the date the Take-Along Notice is given; provided
                                                                     --------
that if through the exercise of reasonable efforts Apollo is unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of the Section 9.1 Shares by Apollo to a Non-Qualified Transferee shall be conditioned upon consummation of the sale by Foods to such Non-Qualified Transferee of the Included Shares, if any.

          (a) The number of Included Shares purchased from Foods shall be determined by multiplying the number of Shares proposed to be purchased from Apollo by a Non-Qualified Transferee by a fraction, the numerator of which is the total number of shares of Vail Equity owned by Foods and the denominator of which is the sum of the total number of shares of Vail Equity owned by Apollo and Foods.

          (b) Apollo shall arrange for payment directly by the Non-Qualified Transferee to Foods, upon delivery of the certificate or certificates representing the Included Shares duly endorsed for transfer, together with such other documents as the Non-Qualified Transferee may reasonably request. The reasonable costs and expenses incurred by Apollo and Foods in connection with a sale of shares of Vail Equity subject to this Section 9.1 shall be allocated pro rata based upon the number of shares of Vail Equity sold by each Shareholder to a Non-Qualified Transferee.

          (c) If, at end of 30 days following the date on which a Take-Along Notice was given, the sale of shares of Vail Equity by Apollo and the sale of the Included Shares, if any, have not been completed in accordance with the terms of the Non-Qualified Transferee's offer, all certificates representing the Included Shares shall be returned to Foods, and all the restrictions on Transfer contained in this Agreement with respect to shares of Vail Equity owned by Apollo shall again be in effect.

                                   ARTICLE X

                            INITIAL PUBLIC OFFERING
                            -----------------------

          Section 10.1  IPO Commitment.  Vail and Apollo hereby agree to use
                        --------------
reasonable efforts to consummate the IPO as soon as possible following the Closing.

          Section 10.2  Co-Manager.  In connection with the IPO (unless the IPO
                        ----------
is effected by means of a Demand Registration by Foods), Foods shall select one of the co-managers (other than the lead manager); provided, however, that such
                                                  --------  -------
co-manager shall be subject to the approval of Vail, which approval shall not be unreasonably withheld.

          Section 10.3  Foods Initiated IPO.
                        -------------------

          (a) If the IPO has not been consummated on the later of (i) September 30, 1997 or (ii) nine months after the Closing (the "Trigger Date"), Apollo, Vail and Foods agree to abide by the procedures of this Section 10.3.

          (b) Following the Trigger Date, Apollo and Foods agree to discuss in good faith for a period of 30 days (the "Discussion Period") the timing of the IPO. At the conclusion of the Discussion Period, Foods may deliver a notice to Vail within 30 days (the "Foods Notice") stating that it will request a Demand Registration unless Vail consummates the IPO within three months from the date of the Foods Notice. If at the conclusion of such three-month period the IPO has not been consummated, during the next six months Foods shall have the right to request a Demand Registration and consummate the IPO by means of such Demand Registration. If at the conclusion of such six-month period the IPO has not been consummated, Foods' right to request a Demand Registration to effect the IPO shall be suspended for a twelve-month period. If at the conclusion of such twelve-month period the IPO has not otherwise been consummated, during the next six months Foods shall again have the right to request a Demand Registration and consummate the IPO by means of such Demand Registration. If the IPO is consummated by means of a Demand Registration by Foods (the "Foods Initiated IPO"), then Foods shall select the lead manager for the Foods Initiated IPO; provided, however, that such lead manager shall be
                         --------  -------
subject to the approval of Vail, which approval shall not be unreasonably withheld or delayed. Vail may select one co-manager in connection with a Foods Initiated IPO, subject to the approval of the lead manager for the Foods Initiated IPO, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE XI

                              ADDITIONAL COVENANTS
                              --------------------

          Section 11.1  Maintain Listing or Quotation.  Vail hereby covenants
                        -----------------------------
and agrees that it shall use its best efforts to maintain its listing of Vail Securities on any securities exchanges on which Vail Securities are listed in the future pursuant to Section 7.5 hereof and to maintain its quotation of Vail Securities on any automated quotation systems on which Vail Securities are quoted in the future pursuant to Section 7.5 hereto.

          Section 11.2  Board of Directors.  Vail and the Shareholders agree to
                        ------------------
take all actions necessary to cause the Board of Directors to consist of no more than twenty directors. As long as Foods owns at least 10% of the outstanding Vail Securities, Vail and the Shareholders agree to take all actions necessary for Foods to be able to nominate and appoint two directors to the Board of Directors of Vail, including without limitation Apollo nominating and electing such directors as Class 1 directors elected by the holders of the Vail Class A Stock.

          Section 11.3  No Inconsistent Agreements.  Vail hereby covenants and
                        --------------------------
agrees that it shall not enter into any agreements governing the transfer or registration of shares of Vail Securities which would materially adversely affect Foods' rights under this Agreement without Foods' prior written consent.

          Section 11.4  Rules 144 and 144A.  Vail hereby covenants and agrees
                        ------------------
that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and it will take such further action as Foods may reasonably request, all to the extent required from time to time to enable Foods to sell its Vail Equity (subject to the terms hereof) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

          Section 11.5  Limitations on Holdings of Foods Associates.  Foods
                        -------------------------------------------
shall use its best efforts to cause its Associates and Associates of its Affiliates not to own, in the aggregate, 2% or more of the outstanding Vail Securities.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          Section 12.1  Entire Agreement.  This Agreement constitutes the entire
                        ----------------
agreement among the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions or representations.

          Section 12.2  Headings and Captions.  All headings and captions used
                        ---------------------
in this Agreement are for convenience only, and will not be construed to either limit or broaden the language of this Agreement or any particular section.

          Section 12.3  Choice of Law.  This Agreement will be governed by and
                        -------------
construed under and in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, except that all matters relating to the internal affairs of Vail shall be governed by and construed under and in accordance with the General Corporation Law of the State of Delaware.

          Section 12.4  Venue.  Any action or legal proceedings to enforce this
                        -----
Agreement or any of its terms, or for indemnification and the recovery of losses as provided for in this Agreement by a party, may be brought and prosecuted in such court or courts located in the State of New York as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by New York law.

          Section 12.5  Notices.  Any notice or other communication required or
                        -------
permitted hereunder is deemed delivered when delivered in person, when transmitted by telecopier (which will also be sent concurrently by certified or registered mail), on the next Business Day when sent by Federal Express or a similar overnight delivery service, or on the third Business Day when sent by registered or certified U.S. mail service as follows:

                    If to Foods:

                    Ralston Foods, Inc.
                    800 Market Street
                    Suite 2900
                    St. Louis, Missouri  63101

                    Attn.:  Robert W. Lockwood, Esq.
                    Facsimile No.:  (314) 877-7748

                    If to Vail:

                    Vail Resorts, Inc. (Delivery other than
                    137 Benchmark Road       mail)
                    Avon, Colorado  81620

                    Vail Resorts, Inc. (Mail Delivery)
                    Post Office Box 7
                    Vail, Colorado  81658

                    Attn.:  James S. Mandel, Esq.
                    Facsimile No.:  (970) 845-2912

                    If to Apollo:

                    1301 Avenue of the Americas
                    New York, New York  10019
                    Attn.:  Marc Rowan
                    Facsimile No.:  (212) 261-4071

                    With a copy to:

                    James J. Clark, Esq.
                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, NY  10005

                    Facsimile No.:  (212) 269-5420

The parties to this Agreement will promptly notify each other in the manner provided in this Section 12.5 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee.

          Section 12.6  Amendments.  No changes, modifications, amendments or
                        ----------
additions will be valid unless such be made in writing and signed by or on behalf of each party.

          Section 12.7  Extended Meanings.  Words importing the singular number
                        -----------------
include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

          Section 12.8  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided each of Foods and Vail shall have the
                                  --------
right to assign its rights and obligations under this Agreement as a whole (i) in a transaction pursuant to Section 3.2(b), (g) or (h) or (ii) to the surviving entity in a merger, consolidation, combination or other corporate transaction involving it if the surviving entity agrees in writing to be bound by the terms hereof, and Apollo shall have the right to assign its rights and obligations under this Agreement to any of its Affiliates or in a bona fide distribution of its assets following dissolution or liquidation, provided each of the
                                                 --------
distributees agrees in writing to be bound by the terms hereof.

          Section 12.9  Severability.  The invalidity or unenforceability of any
                        ------------
provision hereof in any jurisdiction will not affect the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any term, provision, covenant or restriction in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, in order to achieve the intent of the parties to the extent possible.

          Section 12.10  Counterparts.  This Agreement may be executed
                         ------------
simultaneously in two or more counterparts, each of which is deemed an original, but all of which together constitute a single agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          Section 12.11  Remedies Cumulative.  Except as otherwise expressly
                         -------------------
limited herein, the remedies given to any party by this Agreement are in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder is not deemed to be a waiver of any other remedy a party may have under this Agreement.

          Section 12.12  Binding Agreement.  This Agreement will be deemed
                         -----------------
effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement will inure to the benefit of the parties hereto and their successors and permitted assignees.

          Section 12.13  Recapitalizations, Exchanges, Etc., Affecting Vail
                         --------------------------------------------------
Securities.  The provisions of this Agreement apply to the full extent set forth
----------
herein with respect to the Vail Equity, to any and all shares of capital stock of Vail or any successor or assign of Vail (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of or in exchange or substitution for Vail Equity and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          Section 12.14  Other Agreements.  Nothing contained in this Agreement
                         ----------------
will be deemed to be a waiver of, or release from, any obligations any party hereto may have under any other agreement, including, without limitation, the Purchase Agreement.

          Section 12.15  Termination.  This Agreement, and all rights and
                         -----------
obligations of each party hereto, shall terminate (i) upon agreement of each of the Shareholders, (ii) upon the voluntary or involuntary dissolution of Vail,
(iii) upon the sale of all or substantially all of the assets of Vail or upon a Change of Control of Vail, (iv) when Apollo and its Affiliates own less than 10% of the shares of Vail Equity owned by Apollo on the date of this Agreement (adjusted accordingly for any stock splits, stock dividends or similar recapitalizations by Vail after the date hereof) or (v) when Foods and its Affiliates own less than 10% of the outstanding Vail Securities. The provisions of Article VIII hereof shall survive the termination of this Agreement.

          Section 12.16  Enforcement.  Each of Vail, Apollo and Foods agree that
                         -----------
any breach of the provisions contained in this Agreement by Vail, Apollo and/or Foods would cause irreparable harm to the other and its Affiliates and therefore, notwithstanding any right of Vail, Apollo and/or Foods to recover monetary damages with respect to any such breach (a) as set forth in this Agreement or (b) at law, Vail, Apollo and Foods will each be entitled to equitable relief to enjoin any threatened or continuing breach of the other hereof and, in the event of any action for specific performance, each party shall waive the defense that a remedy at law would be adequate. If the scope of any restriction contained in this Agreement is too broad to permit enforcement to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law in the manner provided in Section 12.9 hereof. Nothing herein stated will be construed as prohibiting any party from pursuing any other remedies available to that party for a breach hereunder, including recovery of damages.

          Section 12.17  Confidentiality.  Each of Foods, Apollo and Vail
                         ---------------
acknowledges that the other would be irreparably damaged if confidential knowledge of its business and affairs were disclosed or utilized on behalf of any Person. Each of Vail, Apollo and Foods covenants and agrees not to disclose or use any such confidential information of the other unless such information has been made available to the public generally (other than in violation of this Section 12.17) or Vail, Apollo and/or Foods is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby.

          Section 12.18  Fiduciary Accounts.  Vail, Apollo and Foods each
                         ------------------
acknowledge and agree that this Agreement shall apply only to the Vail Securities owned by Foods and Apollo for its own respective account and does not apply to any Vail Securities which may be deemed to be beneficially owned or controlled by Foods or their respective Affiliates and which shares are held in fiduciary accounts in connection with any pension plans, profit sharing plans or other employee benefit plans or held in any other fiduciary accounts.

          IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.


                                 VAIL RESORTS, INC.



                                 By:  /s/ James S. Mandel
                                     -----------------------------------
                                     Name:  James S. Mandel
                                     Title: Senior Vice President


                                 RALSTON FOODS, INC.



                                 By:  /s/ J. A. Micheletto
                                     -----------------------------------
                                     Name:  J. A. Micheletto
                                     Title: Chief Executive Officer


                                 APOLLO SKI PARTNERS, L.P.



                                 By: Apollo Investment Fund, L.P.

                                 By: Apollo Advisors, L.P.

                                 By: Apollo Capital Management, Inc.


                                 By: /s/ Marc Rowan
                                    -----------------------------------
                                     Name: Marc Rowan
                                     Authorized Signatory